CONSENT OF ERNST & YOUNG LLP

  We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 200,000 shares of common stock pertaining to the Tracor Deferred Compensation Plan of our report dated January 26, 1996, except for Note N, as to which the date is March 12, 1996, with respect to the consolidated financial statements of Tracor, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                           /s/ Ernst & Young LLP
                           ----------------------

  Austin, Texas
  December 5, 1996

                       CONSENT OF ERNST & YOUNG LLP

  We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 200,000 shares of common stock pertaining to the Tracor Deferred Compensation Plan of our report dated March 24, 1995, with respect to the consolidated financial statements of AEL Industries, Inc. for the year ended February 24, 1995, included in the Form 8-K filed by Tracor, Inc. with the Securities and Exchange Commission on February 22, 1996.


                           /s/ Ernst & Young LLP
                           ----------------------

  Austin, Texas
  December 5, 1996